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                                                                    EXHIBIT 23.2







INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 333-00362 of Elcom International, Inc. on Form S-8 of our reports each dated 21 March, 1997 (relating to the financial statements of Elcom International Limited and AMA (UK) Limited), appearing in this Annual Report on Form 10-K of Elcom International, Inc. for the year ended December 31, 1996.


Deloitte & Touche
Chartered Accountants
London, England
21 March 1997